Exhibit 1.1

Execution Version

8,000,000 Shares

Matador Resources Company

Common Stock

($0.01 Par Value)

UNDERWRITING AGREEMENT

October 4, 2017

BMO CAPITAL MARKETS CORP.

As Representative of the Several Underwriters

3 Times Square

New York, New York

10036

Ladies and Gentlemen:

Matador Resources Company, a Texas corporation (the “Issuer”), proposes to sell the Underwriters (the “Underwriters”) named in Schedule I to this agreement (the “Agreement”), for whom BMO Capital Markets Corp. is acting as representative (the “Representative”), an aggregate of 8,000,000 shares (the “Shares”) of the Issuer’s common stock, $0.01 par value (the “Common Stock”).

The Registration Statement (as defined herein) (i) has been prepared by the Issuer in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) has been filed with the Commission under the Securities Act; and (iii) became effective under the Securities Act automatically upon filing with the Commission. As used in this Agreement:

(i) “Applicable Time” means 4:05 p.m., New York City time, on October 4, 2017;

(ii) “Base Prospectus” means the base prospectus, dated August 11, 2017, included in the Registration Statement;

(iii) “Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with (A) the information set forth on Schedule IV hereto and (B) each Issuer Free Writing Prospectus identified on Schedule III hereto, other than a road show that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 of the Rules and Regulations;

(iv) “Effective Date” means the date and time as of which the Registration Statement, or any post-effective amendment or amendments thereto, became or becomes effective;

(v) “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) or “issuer free writing prospectus” (as defined in Rule 433 of the Rules and Regulations) prepared by or on behalf of the Issuer or used or referred to by the Issuer in connection with the offering of the Shares;

(vi) “Preliminary Prospectus” means any preliminary prospectus (including any preliminary prospectus supplement) relating to the offering of the Shares filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations which is filed prior to the filing of the Prospectus, together with the Base Prospectus;

(vii) “Prospectus” means the final prospectus (including any prospectus supplement thereto) relating to the offering of the Shares, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, together with the Base Prospectus;

(viii) “Registration Statement” means the registration statement on Form S-3 (File No. 333-219932), including any Preliminary Prospectus or the Prospectus and all exhibits to such registration statement and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended; and

(ix) “Well-Known Seasoned Issuer” shall mean a well-known seasoned issuer, as defined in Rule 405 of the Rules and Regulations.

Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended, and the Rules and Regulations of the Commission thereunder (collectively, the “Exchange Act”) prior to the Effective Date or the issue date of the Base Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date or the issue date of the Base Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1. REPRESENTATIONS AND WARRANTIES OF THE ISSUER.

The Issuer represents and warrants to the each of the Underwriters as follows:

(a) The Issuer meets the requirements for use of Form S-3 under the Securities Act and has filed with the Commission an automatic shelf registration statement, as defined in Rule 405 of the Rules and Regulations. The Registration Statement, which was initially filed with the Commission under the Securities Act on August 11, 2017, including all amendments thereto filed prior to the Applicable Time, became effective upon filing. No stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Issuer, threatened by the Commission. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus. Copies of the Registration Statement and each of the amendments thereto have been delivered by the Issuer to you.

(b) The Registration Statement conforms, and any further amendments or supplements to the Registration Statement will conform, in all material respects to the requirements of the Securities Act and the Rules and Regulations. The Prospectus and any Preliminary Prospectus each conforms and, as amended or supplemented, will conform, in all material respects to the requirements of the Securities Act and the Rules and Regulations. As of the Effective Date, the Registration Statement did not, and any further amendments to the Registration Statement, when they become effective, will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; as of its date and the date hereof, the Prospectus does not, and as amended or supplemented on the Closing Date, will not, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Disclosure Package, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Issuer Free Writing Prospectus listed on Schedule III hereto does not conflict with the information included in the Registration Statement and each such Issuer Free Writing Prospectus listed on Schedule III, as supplemented by and taken together with the Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the representations and warranties set forth in this sentence do not apply to statements or omissions in the Registration Statement, the Prospectus, any Preliminary Prospectus, or any Issuer Free Writing Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Issuer by the Underwriters expressly for use therein, which information is specified in Section 13 below.

(c) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Issuer or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Shares in reliance on the exemption in Rule 163, and (iv) at the Applicable Time (with such date being used as the determination date for purposes of this clause (iv)), the Issuer was or is (as the case may be) a Well-Known Seasoned Issuer. The Issuer agrees to pay the fees required by the Commission relating to the Shares within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(d) The documents incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package, at the respective times they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Disclosure Package, when such documents are filed with the Commission will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e) Each of the statements made by the Issuer in the Registration Statement, the Disclosure Package and the Prospectus regarding the Issuer’s expectations, plans and intentions, and any other information that constitutes “forward-looking” information within the meaning of the Securities Act and the Rules and Regulations was made or will be made with a reasonable basis and in good faith. Notwithstanding the foregoing, this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with written information furnished to the Issuer by the Underwriters expressly for use in the Registration Statement, any Preliminary Prospectus or the Prospectus.

(f) This Agreement has been duly authorized, executed and delivered by the Issuer, and constitutes a valid, legal, and binding obligation of the Issuer, enforceable in accordance with its terms, except as rights to indemnity and contributions hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally, and subject to general principles of equity. The Issuer has full power and authority to enter into and perform this Agreement.

(g) The Issuer has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Texas with corporate power and authority to own or lease its properties and conduct its business as described in the Prospectus and the Disclosure Package. Each of the subsidiaries of the Issuer as listed in Exhibit A hereto (collectively, the “Subsidiaries”), has been duly organized or formed and is validly existing as a corporation, limited liability company or limited partnership, as applicable, in good standing under the laws of the jurisdiction of its incorporation, organization or formation with corporate, limited liability company or limited partnership power and authority to own or lease its properties and conduct its business as described in the Prospectus and the Disclosure Package. The Subsidiaries are the only subsidiaries (within the meaning of Regulation S-X), direct or indirect, of the Issuer. The Issuer and each of the Subsidiaries are duly qualified to transact business and are in good standing in all jurisdictions in which the conduct of their business requires such qualification; except where the failure to be so qualified or to be in good standing would not reasonably be expected (i) to have a material adverse effect on the condition (financial or otherwise), properties, assets, operations, earnings, business, or prospects of the Issuer and its Subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business or (ii) to prevent the consummation of the transactions contemplated hereby (clauses (i) and (ii) are referred to hereinafter as a “Material Adverse Effect”).

(h) The information set forth under the caption “Capitalization” in the Prospectus and the Disclosure Package is true and correct (other than for subsequent issuances of capital stock, if any, pursuant to employee benefit plans described in the Disclosure Package and the Prospectus or upon exercise of outstanding options or warrants described in the Disclosure Package and the Prospectus, as the case may be). All of the Shares conform to the description thereof contained in the Prospectus and the Disclosure Package. The outstanding shares of Common Stock of the Issuer have been duly authorized and validly issued and are fully paid and non-assessable. The outstanding shares of capital stock or other equity interests of each of the Subsidiaries have been duly authorized and validly issued, are fully paid (to the extent required under the applicable limited partnership agreement of such Subsidiary) and non-assessable (except as such non-assessability may be affected by Sections 153.102, 153.112, 153.202 or 153.210 of the Texas Business Organizations Code with respect to limited partnerships and Sections 101.114, 101.153 or 101.206 of the Texas Business Organizations Code with respect to limited liability companies) and, except as disclosed in the Prospectus and the Disclosure Package, are wholly owned by the Issuer or another Subsidiary free and clear of all liens, pledges, restrictions, encumbrances and equities and claims. The Shares to be issued and sold by the Issuer have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid and non-assessable.

(i) The form of certificates for the Shares conforms to the corporate law of the jurisdiction of the Issuer’s incorporation. Immediately after the issuance and sale of the Shares to the Underwriters, no shares of preferred stock of the Issuer shall be issued and outstanding and no holder of any shares of capital stock, securities convertible into or exchangeable or exercisable for capital stock or options, warrants or other rights to purchase capital stock or any other securities of the Issuer shall have any existing or future right to acquire any shares of preferred stock of the Issuer.

(j) No preemptive rights exist with respect to any of the Shares or the issue and sale thereof. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock or other securities of the Issuer. Except as disclosed in the Prospectus and the Disclosure Package or otherwise granted pursuant to any employee benefit plans, qualified stock option plans, director compensation arrangements or the employee compensation plans of the Issuer and its Subsidiaries (collectively, the “Issuer Stock Plans”), no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Issuer or its Subsidiaries are outstanding. All of the Issuer’s outstanding options, warrants or other rights to purchase or exchange any securities for shares of the Issuer’s capital stock have been duly authorized and validly issued, conform to the descriptions thereof contained in the Prospectus and Disclosure Package and were issued in compliance with federal securities laws and regulations and the terms of any applicable Issuer Stock Plans.

(k) The consolidated financial statements of the Issuer and the Subsidiaries, together with related notes and schedules as incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package, present fairly in all material respects the financial position and the results of operations and cash flows of the Issuer and the consolidated Subsidiaries, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with U.S. generally accepted principles of accounting, consistently applied throughout the periods involved (“GAAP”), except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary financial and statistical data included in the Registration Statement, the Prospectus and the Disclosure Package presents fairly in all material respects the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Issuer. The unaudited pro forma financial statements included or incorporated by reference in the most recent Preliminary Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the unaudited pro forma financial statements included or incorporated by reference in the most recent Preliminary Prospectus. The unaudited pro forma financial statements included or incorporated by reference in the most recent Preliminary Prospectus comply as to form in all material respects with the applicable requirements of Regulation S-X under the Securities Act.

(l) The statistical, industry-related and market-related data included in the Registration Statement, the Prospectus and the Disclosure Package are based on or derived from sources that the Issuer reasonably and in good faith believes are reliable and accurate.

(m) The Issuer maintains a system of internal accounting controls (“Internal Controls”) sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(n) Since the date of the most recent balance sheet of the Issuer and its consolidated Subsidiaries reviewed or audited by KPMG LLP and reviewed by the audit committee of the board of directors of the Issuer, (i) the Issuer has not been advised of (A) any significant deficiencies in the design or operation of Internal Controls that could adversely affect the ability of the Issuer and each of its Subsidiaries to record, process, summarize and report financial data, or any material weaknesses in Internal Controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Internal Controls of the Issuer and each of its Subsidiaries, and (ii) since that date, there have been no significant changes in Internal Controls or in other factors that could significantly affect Internal Controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(o) The Issuer has established and maintains “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act); the Issuer’s “disclosure controls and procedures” are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Issuer in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and regulations of the Commission, and that all such information is accumulated and communicated to the Issuer’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Issuer required under the Exchange Act with respect to such reports.

(p) KPMG LLP, which has delivered its opinion with respect to the audited financial statements and schedules of the Issuer incorporated by reference in the Registration Statement and the Prospectus, is an independent registered public accounting firm with respect to the Issuer within the meaning of the Securities Act and the Rules and Regulations and the applicable rules and regulations of the Public Company Accounting Oversight Board.

(q) Except as set forth in the Registration Statement, the Prospectus and the Disclosure Package, there is no action, suit, claim or proceeding pending or, to the knowledge of the Issuer, threatened against or affecting the Issuer or any of the Subsidiaries, before any court or administrative agency or which has the subject thereof any property owned or leased by the Issuer or any of the Subsidiaries (i) that are required to be described in the Registration Statement, the Prospectus or the Disclosure Package and are not so described or (ii) which, if determined adversely to the Issuer or any of its Subsidiaries, would reasonably be expected to have a Material Adverse Effect or prevent the consummation of the transactions contemplated hereby.

(r) No labor problem or dispute with the employees of the Issuer or the Subsidiaries exists or, to the Issuer’s knowledge, is threatened or imminent, and the Issuer has no knowledge of any existing or imminent labor disturbance by the employees of any of its or its Subsidiaries’ principal suppliers, contractors, consultants or customers, that would have a Material Adverse Effect.

(s) Each of the Issuer and its Subsidiaries has (i) good and defensible title to all of the oil and gas properties (including oil and gas wells, producing leasehold interests and appurtenant personal property) owned by the Issuer and its Subsidiaries, title investigations having been carried out by the Issuer or its Subsidiaries consistent with the reasonable practice in the oil and gas industry in the areas in which the Issuer and its Subsidiaries operate and (ii) good title to all other real and personal property owned by the Issuer and its Subsidiaries, including but not limited to such other real and personal property reflected in the financial statements or as described in the Prospectus and Disclosure Package, in each case free and clear of all restrictions, mortgages, pledges, security interests, claims, liens, encumbrances, charges and defects except such as (x) are described in the Prospectus and the Disclosure Package, (y) liens and encumbrances under operating agreements, unitization and pooling agreements, production sales contracts, farm-out agreements and other oil and gas exploration participation and production agreements, in each case that secure payment of amounts not yet due and payable for the performance of other unmatured obligations and are of a scope and nature customary in the oil and gas industry or arise in connection with drilling and production operations or (z) such as do not affect the value of the properties of the Issuer and its Subsidiaries, considered as one enterprise, and do not interfere in any respect with the use made and proposed to be made of such properties by the Issuer and its Subsidiaries, considered as one enterprise, with such exceptions as would not reasonably be expected to have a Material Adverse Effect. All of the leases and subleases under which the Issuer or any of its Subsidiaries holds or uses properties described in the Prospectus and the Disclosure Package are in full force and effect, with such exceptions as would not reasonably be expected to have a Material Adverse Effect, and neither the Issuer nor any of its Subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Issuer or its Subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Issuer or any Subsidiary thereof to the continued possession or use of the leased or subleased premises, in each case, with such exceptions as would not reasonably be expected to have a Material Adverse Effect. The working interests in oil, gas and mineral leases or mineral interests which constitute a portion of the real property held by the Issuer reflect in all material respects the right of the Issuer to explore, develop or receive production from such real property, and the care taken by the Issuer and its Subsidiaries with respect to acquiring or otherwise procuring such leases or mineral interests was generally consistent with standard industry practices in the areas in which the Issuer and its Subsidiaries operate for acquiring or procuring leases and interests therein to explore, develop or produce for hydrocarbons.

(t) The Issuer and its Subsidiaries have such consents, easements, rights-of-way or licenses from any person (“rights-of-way”) as are necessary to enable the Issuer and its Subsidiaries to conduct its business in the manner described in the Registration Statement, the Prospectus and the Disclosure Package, subject to such qualifications as may be set forth in the Registration Statement, Prospectus and the Disclosure Package, and except for such rights-of-way the lack of which would not have, individually or in the aggregate, a Material Adverse Effect.

(u) The Issuer and the Subsidiaries have filed all federal, state, local and foreign tax returns which have been required to be filed and have paid all taxes indicated by said returns and all assessments received by them or any of them to the extent that such taxes have become due and payable by them, except (in any case) (i) for such taxes and assessments that are being contested in good faith and for which an adequate reserve for accrual has been established in accordance with GAAP, (ii) for any such taxes or assessments that are currently payable without penalty or interest, (iii) where a failure to do so would not reasonably be expected to have a Material Adverse Effect or (iv) to the extent described in the Disclosure Package or Prospectus. The Issuer has no knowledge of any actual or proposed additional material tax assessments. There are no transfer taxes or other similar fees or charges under U.S. federal law or the laws of any U.S. state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Issuer or sale by the Issuer of the Shares.

(v) Since the respective dates as of which information is given in the Registration Statement, the Prospectus and the Disclosure Package, as it may be amended or supplemented, (i) there has not been any material adverse change or any development involving a prospective change which has had or is reasonably likely to have a Material Adverse Effect, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Issuer or the Subsidiaries, other than transactions in the ordinary course of business and changes and transactions described in the Prospectus and the Disclosure Package, and (ii) none of the Issuer or any of its Subsidiaries has incurred any liability or obligation (financial or otherwise), direct or contingent, or entered into any transaction (including any off-balance sheet activities or transactions), not in the ordinary course of business, that is material to the Issuer and its

Subsidiaries, as a whole, and there has not been any material change in the capital stock or partnership interests, as the case may be, or material increase in the short-term debt or long-term debt (including any off-balance sheet activities or transactions), of any of the Issuer or its Subsidiaries, or any Material Adverse Effect, or any development involving or which may reasonably be expected to result in a Material Adverse Effect, in each case, except as described in the Prospectus and the Disclosure Package. The Issuer and the Subsidiaries have no material liabilities or obligations, or indirect or direct contingent obligations, that are not disclosed in or incorporated by reference in the Issuer’s financial statements in the Registration Statement and the Prospectus.

(w) Neither the Issuer nor any of the Subsidiaries is (i) in violation of its Certificate of Formation or other formation document (“Charter”) or Bylaws, limited partnership agreement or similar organizational documents, (ii) in violation of or default (or with the giving of notice or lapse of time or both, will be in default) under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound or (iii) in violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Issuer or such Subsidiary or any of its properties, as applicable, except, with respect to clauses (i) through (iii), for such violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under (1) the Charter or Bylaws, of the Issuer, (2) any contract, indenture, mortgage, deed of trust or other agreement or instrument to which the Issuer or any of the Subsidiaries is a party, or (3) any order, rule or regulation applicable to the Issuer or any of the Subsidiaries of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction over the Issuer or any of the Subsidiaries or any of their respective properties, except, with respect to clauses (2) and (3), where such conflicts, breaches or defaults would not result in a Material Adverse Effect.

(x) No permit, consent, approval, authorization, order, registration, filing or qualification (“Consents”) of or with any court or governmental agency or body having jurisdiction over the Issuer or any of the Subsidiaries or any of their respective properties or assets is required in connection with the offering, issuance or sale by the Issuer of the Shares or the execution, delivery and performance of this Agreement by the Issuer, except (i) such Consents as may be required under the Securities Act, the Exchange Act and state securities or “Blue Sky” laws of any jurisdiction, (ii) such Consents as have been obtained or will be obtained prior to the Closing Date, (iii) such Consents that, if not obtained, could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Issuer to consummate the transactions contemplated by this Agreement, and (iv) such Consents as are disclosed in the Disclosure Package and the Prospectus.

(y) The Issuer and each of the Subsidiaries has all licenses, certifications, permits, franchises, approvals, clearances and other regulatory authorizations (“Permits”) from governmental authorities as are necessary to conduct its businesses as currently conducted and to own, lease and operate its properties in the manner described in the Prospectus and the Disclosure Package except as would not reasonably be expected to have a Material Adverse

Effect. There is no claim, proceeding or controversy, pending or, to the knowledge of the Issuer or any of the Subsidiaries, threatened, involving the status of or sanctions under any of the Permits and no event has occurred that might allow for the revocation, termination, modification or other impairment of the rights of the Issuer or any of the Subsidiaries under such Permit, except, for such claims, proceedings, controversies or events as would not, individually or in the aggregate, have a Material Adverse Effect.

(z) To the Issuer’s knowledge, there are no affiliations or associations between any member of Financial Industry Regulatory Authority (“FINRA”) and any of the Issuer’s officers, directors or 5% or greater security holders, except as set forth in the Registration Statement, the Prospectus and Disclosure Package. Except as disclosed in the Prospectus and the Disclosure Package, the Issuer (i) does not have any material lending or other relationship with the Underwriters or any bank or lending entity that is, to the Issuer’s knowledge, an affiliate of the Underwriters, and (ii) does not intend to use any of the proceeds from the sale of the Shares hereunder to repay any outstanding debt owed to any affiliate of the Underwriters.

(aa) The Issuer has not taken, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares. The Issuer acknowledges that the Underwriters may engage in passive market making transactions in the Shares on the New York Stock Exchange in accordance with Regulation M under the Exchange Act.

(bb) Neither the Issuer nor any of the Subsidiaries is, and after giving effect to the offering and the sale of the Shares and the application of the proceeds thereof as described in the Prospectus and the Disclosure Package will be, an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “1940 Act”).

(cc) The Issuer and each of the Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is commercially reasonable for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar industries. All policies of insurance insuring the Issuer or any Subsidiary or any of their respective businesses, assets, employees, officers and directors are in full force and effect, and the Issuer and the Subsidiaries are in compliance with the terms of such policies in all material respects. There are no claims by the Issuer or any Subsidiary under any such policy or instrument as to which an insurance company is denying liability or defending under a reservation of rights clause. The Issuer has no reason to believe that it or any Subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not have a Material Adverse Effect.

(dd) The Issuer is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Issuer would have any liability; the Issuer has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Issuer would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(ee) Other than as contemplated by this Agreement or as disclosed in the Prospectus and the Disclosure Package, neither the Issuer nor any Subsidiary has incurred any liability for any finder’s or broker’s fee, or agent’s commission, in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(ff) Other than the Subsidiaries or as otherwise disclosed in the Prospectus and the Disclosure Package, the Issuer does not own, directly or indirectly, any shares of capital stock and does not have any other equity or ownership or proprietary interest in any corporation, partnership, association, trust, limited liability company, joint venture or other entity.

(gg) Neither the Issuer nor any Subsidiary is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous chemicals, toxic substances or radioactive and biological materials or relating to the protection or restoration of the environment or human exposure to hazardous chemicals, toxic substances or radioactive and biological materials (collectively, “Environmental Laws”), except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Neither the Issuer nor the Subsidiaries own or operate any real property contaminated with any substance that requires remedial action to be taken under any Environmental Laws, is liable for remedial action at any site where materials regulated under Environmental Laws were disposed by the Issuer or any Subsidiary, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim in each case would individually or in the aggregate have a Material Adverse Effect; and the Issuer is not aware of any pending investigation which might lead to such a claim. There are no costs or liabilities arising under any Environmental Laws with respect to the operations or properties of the Issuer and its Subsidiaries (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties, compliance with Environmental Laws, any permit, license or approval or any related legal constraints on operating activities, and any potential liabilities of third parties assumed under contract by the Issuer or its Subsidiaries) that would, individually or in the aggregate, have a Material Adverse Effect.

(hh) In the ordinary course of its business, the Issuer conducts a periodic review of the effect of applicable Environmental Laws on the business, operations and properties of the Issuer and its Subsidiaries, in the course of which it identifies and evaluates material associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review and the amount of its established reserves and except as disclosed in the Prospectus or the Disclosure Package, the Issuer has reasonably concluded that such identified associated costs and liabilities would not, individually or in the aggregate, have a Material Adverse Effect.

(ii) Neither the Issuer nor any Subsidiary, nor, to the knowledge of the Issuer, any director, officer, agent, employee, joint-venture or other person associated with or acting on behalf of the Issuer or any Subsidiary: (i) has made any payments or inducements, directly or indirectly, to any federal or local official or candidate for, or any federal or state office in the United States or foreign offices in connection with, any opportunity, contract, permit, certificate, consent, order, approval, waiver or other authorization relating to the business of the Issuer or any Subsidiary, except for such payments or inducements as were lawful under applicable laws, rules and regulations; (ii) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (iii) has made any direct or indirect unlawful payment to any government official or employee from corporate funds; (iv) has violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (v) has made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment in connection with the business of the Issuer or any Subsidiary.

(jj) The Issuer and each of the Subsidiaries owns, licenses, or otherwise has rights in all United States and foreign patents, trademarks, service marks, tradenames, copyrights, trade secrets and other proprietary rights necessary for the conduct of its respective business as currently carried on and as proposed to be carried on as described in the Prospectus and the Disclosure Package (collectively and together with any applications or registrations for the foregoing, the “Intellectual Property”), except where the failure to so own or possess would not, individually or in the aggregate, have a Material Adverse Effect, and neither the Issuer nor any of its Subsidiaries has received any notice of infringement of or conflict with any asserted rights of others with respect to any of the foregoing which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(kk) At the Effective Date, the Issuer was, and on the Closing Date will be, in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder and the rules of the New York Stock Exchange that are then in effect and with which the Issuer is required to comply.

(ll) No relationship, direct or indirect, exists between or among the Issuer or its Subsidiaries, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Issuer or its Subsidiaries, on the other hand, that is required to be described in the Registration Statement, the Prospectus or the Disclosure Package and is not so described. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Issuer to or for the benefit of any of the officers or directors of the Issuer or any of their respective family members, except as disclosed in the Prospectus and the Disclosure Package.

(mm) On or prior to the Closing Date, the Shares will have been duly approved for listing on the New York Stock Exchange.

(nn) The Issuer has not distributed any offering material in connection with the offering and sale of the Shares other than a Preliminary Prospectus, the Prospectus, or any Issuer Free Writing Prospectus reviewed and consented to by the Representative.

(oo) At the respective times that the Registration Statement or any amendment to the Registration Statement were filed and at the date of this Agreement, the Issuer was not and is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 of the Rules and Regulations.

(pp) The operations of the Issuer and its Subsidiaries, and, to the knowledge of the Issuer and its Subsidiaries, the operations of any joint-ventures of the Issuer and its Subsidiaries, are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where such entities conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Issuer or any of its Subsidiaries or, to the knowledge of the Issuer, involving any joint-venture of the Issuer and its Subsidiaries, with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Issuer, threatened.

(qq) None of the Issuer nor any of its Subsidiaries (collectively, the “Entity”), nor any director or officer of the Entity nor, to the Entity’s knowledge, any employee agent, affiliate, joint-venture or representative of the Entity, is an individual or entity (“Person”) that is, or is owned or controlled by, a Person that is (i) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor (ii) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria). The Entity represents and covenants that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person (A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or (B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise). The Entity represents and covenants that it has not knowingly engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(rr) As of the date hereof, (i) all royalties, rentals, deposits and other amounts owed under the oil and gas leases constituting the oil and gas properties of the Issuer and its Subsidiaries have been properly and timely paid, other than amounts held in suspense accounts pending routine payments or related to disputes about the proper identification of royalty owners and except where the failure to timely pay such amounts could not, individually or in the aggregate, have a Material Adverse Effect on the Issuer or any of its Subsidiaries; (ii) no material amount of proceeds from the sale or production attributable to the oil and gas properties of the Issuer and its Subsidiaries are currently being held in suspense by any purchaser thereof, except where such amounts due could not, individually or in the aggregate, have a Material Adverse Effect on the Issuer or any of the Subsidiaries, and (iii) there are no claims under take or pay contracts pursuant to which natural gas purchasers have any make up rights affecting the interests of the Issuer or its Subsidiaries in their oil and gas properties, except where such claims could not, individually or in the aggregate, have a Material Adverse Effect on the Issuer or any of its Subsidiaries.

(ss) The oil and natural gas reserve estimates contained in the Registration Statement and included in the Prospectus have been prepared by employees of the Issuer or its Subsidiaries and, with respect to the annual oil and natural gas reserve estimates, have been audited by an independent reserve engineer, in accordance with Commission guidelines applied on a consistent basis throughout the periods involved, and the Issuer and the Subsidiaries have no reason to believe that such estimates do not fairly reflect the oil and natural gas reserves of the Issuer and the Subsidiaries as of the dates indicated. The information underlying the estimates of the Issuer’s reserves that was supplied to Netherland, Sewell & Associates, Inc. (the “Reserve Engineer”), for the purposes of auditing the reserve reports and estimates of the proved reserves of the Issuer disclosed in the Registration Statement, the Prospectus and the Disclosure Package, including production and costs of operation, was true and correct in all material respects on the dates such estimates were made, and such information was supplied and was prepared in accordance with customary industry practices. Other than normal production of the reserves, the impact of the changes in prices and costs, and fluctuations in demand for oil and natural gas and except as disclosed in the Registration Statement, the Prospectus and the Disclosure Package, the Issuer has no knowledge of any facts or circumstances that would in the aggregate result in a material adverse change in the aggregate net proved reserves, or the aggregate present value or the standardized measure of the future net cash flows therefrom, as described in the Registration Statement, the Prospectus and the Disclosure Package and as reflected in the reports the Reserve Engineer prepared with regard to the proved reserves that the Issuer owns. The estimates of such proved reserves and standardized measure as described in the Registration Statement, the Prospectus and the Disclosure Package and reflected in the reports referenced therein have been prepared in a manner that complies, in all material respects, with the applicable requirements of the Rules and Regulations with respect to such estimates.

(tt) The Reserve Engineer is an independent petroleum engineer with respect to the Issuer and its Subsidiaries.

2. PURCHASE, SALE AND DELIVERY OF THE SHARES.

(a) On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Issuer agrees to sell to the Underwriters and the Underwriters agree, severally and not jointly, to purchase from the Issuer that number of Shares set forth opposite the name of such Underwriter on Schedule I hereto at a price of $26.09 per share.

(b) Payment for the Shares to be sold hereunder is to be made in federal (same day) funds to an account designated by the Issuer for the Shares to be sold by it against delivery therefor to the Underwriters. Such payment and delivery are to be made through the facilities of the Depository Trust Company, New York, NY at 10:00 a.m., New York time, on October 10, 2017 or at such other time and date not later than five business days thereafter as you and the Issuer shall agree upon (such time and date being herein referred to as the “Closing Date”). As used herein, “business day” means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and are not permitted by law or executive order to be closed.

3. OFFERING BY THE UNDERWRITERS. It is understood that the Underwriters are to make a public offering of the Shares as soon as the Underwriters deem it advisable to do so. The Shares are to be offered to the public upon the terms and conditions set forth in the Prospectus.

4. COVENANTS.

(a) The Issuer covenants and agrees with the Underwriters that it will (i) prepare and timely file with the Commission under Rule 424(b) of the Rules and Regulations a Prospectus in a form approved by the Representative containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430B of the Rules and Regulations, (ii) not file any amendment to the Registration Statement or supplement to the Prospectus, any Preliminary Prospectus or any Issuer Free Writing Prospectus of which the Underwriters shall not previously have been advised and furnished with a copy or to which the Underwriters shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations and (iii) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Issuer with the Commission subsequent to the date of the Prospectus and prior to the termination of the offering of the Shares by the Underwriters.

(b) The Issuer, without the prior consent of the Representative, will not distribute any prospectus or other offering material (including, without limitation, any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus and content on the Issuer’s website that may be deemed to be a prospectus or other offering material) in connection with the offering and sale of the Shares, other than the materials referred to in Section 1(a). The Underwriters represent and agree that they have not made and, without the prior consent of the Issuer, they will not make, any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus. Any such Issuer Free Writing Prospectus the use of which has been consented to by the Issuer and the Underwriters is listed on Schedule III hereto. The Issuer has complied and will comply with the requirements of Rule 433 of the Rules and Regulations applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending. The Issuer agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, any Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading, the Issuer will give prompt notice thereof to the Underwriters and, if requested by the Underwriters, will prepare and furnish without charge to the Underwriters an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission.

(c) The Issuer will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Issuer.

(d) After the date of this Agreement, the Issuer shall promptly advise the Underwriters in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any Preliminary Prospectus or the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order or notice preventing or suspending the use of the Registration Statement, any Preliminary Prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. The Issuer shall use its commercially reasonable efforts to prevent the issuance of any such stop order or notice of prevention or suspension of such use. If the Commission shall enter any such stop order or issue any such notice at any time, the Issuer will use its commercially reasonable efforts to obtain the lifting or reversal of such order or notice at the earliest possible moment. Additionally, the Issuer agrees that it shall comply with the provisions of Rules 424(b) and 430B, as applicable, of the Rules and Regulations, including with respect to the timely filing of documents thereunder, and will use its reasonable efforts to confirm that any filings made by the Issuer under such Rule 424(b) of the Rules and Regulations were received in a timely manner by the Commission.

(e) The Issuer will cooperate with the Underwriters in endeavoring to qualify the Shares for sale under or obtain exemptions from the application of the securities laws of such jurisdictions as the Underwriters may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose; provided, that the Issuer shall not be required to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject. The Issuer will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Underwriters may reasonably request for distribution of the Shares. The Issuer will advise the Underwriters promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Issuer shall use its commercially reasonable efforts to obtain the withdrawal thereof at the earliest possible moment.

(f) The Issuer will deliver to, or upon the order of, the Underwriters, from time to time, as many copies of any Preliminary Prospectus as the Underwriters may reasonably request. The Issuer will deliver to, or upon the order of, the Underwriters during the period when delivery of a Prospectus is required under the Securities Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Underwriter may reasonably request. The Issuer will deliver to the Underwriters at or before the Closing Date, upon request, conformed copies of the Registration Statement and all amendments thereto (including all exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein or otherwise deemed to be a part thereof).

(g) The Issuer will comply with the Securities Act and the Rules and Regulations, and the Exchange Act, and the rules and regulations of the Commission thereunder and the rules and regulations of the New York Stock Exchange, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. If, during the period in which a prospectus is required by law to be delivered by the Underwriters or a dealer, any event or development shall occur or condition exist as a result of which the Prospectus or the Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if it shall be necessary to amend or supplement the Prospectus or the Disclosure Package, in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if in the opinion of the Underwriters it is otherwise necessary to amend or supplement the Registration Statement, the Prospectus or the Disclosure Package, or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or Exchange Act or with a request from the Commission, in order to comply with law, including in connection with the delivery of the Prospectus, the Issuer agrees to (i) notify the Underwriters of any such event, development or condition and (ii) promptly prepare (subject to Section 4(a) hereof), file with the Commission (and use its commercially reasonable efforts to have any amendment to the Registration Statement to be declared effective) and furnish at its own expense to the Underwriters and to any dealers identified by the Underwriters, amendments or supplements to the Registration Statement, the Prospectus or the Disclosure Package necessary in order to make the statements in the Prospectus or the Disclosure Package as so amended or supplemented, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading or so that the Registration Statement, the Prospectus or the Disclosure Package, as amended or supplemented, will comply with law.

(h) The Issuer will make generally available to its security holders, as soon as it is practicable to do so, an earning statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the Effective Date, which earning statement shall satisfy the requirements of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations and will advise you in writing when such statement has been so made available.

(i) The Issuer covenants and agrees that it will not, without the prior written consent of the Representative (which consent may be withheld in its sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), grant any option, right or warrant to purchase, pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, lend or otherwise dispose of any shares of Common Stock, options, rights or warrants to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock, including, without limitation, entering into any swap or other arrangement that transfers, in whole or in part, the economic consequences of the ownership of Common Stock, or announce the offering of, or file any registration statement under the Securities Act in respect of any shares of Common Stock, options or warrants to acquire Common Stock or securities exchangeable or exercisable for or convertible into Common Stock, or publicly announce an intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date 60 days after the date of the final prospectus relating to the offering (the “Restricted Period”), other than: (i) the Shares to be sold hereunder; (ii) grants of options or other purchase rights or shares of Common Stock pursuant to the Issuer Stock Plans; provided, that such securities will not vest or become exercisable, as applicable (other than grants of shares of Common Stock to special board advisors pursuant to Issuer Stock Plans), during the Restricted Period without the Representative’s prior written consent; (iii) issuances of shares of Common Stock or securities convertible into or exercisable or exchangeable for shares of Common Stock pursuant to the exercise of warrants, options or other convertible or exchangeable securities, including shares of convertible preferred stock, in each case, which are outstanding on the date hereof; or (iv) any registration statement on Form S-8 or any similar or successor form relating to an offering of securities solely to the Issuer’s or its Subsidiaries’ employees.

(j) The Issuer will use its commercially reasonable efforts to list, subject to notice of issuance, the Shares, and cause the shares to be admitted and authorized for trading, on the New York Stock Exchange.

(k) The Issuer has caused each of the persons listed on Schedule II hereto, to furnish to the Representative, on or prior to the date of this Agreement, a letter or letters, substantially in the form of Exhibit C hereto, pursuant to which each such person shall agree not to offer, sell, sell short or otherwise dispose of any shares of Common Stock of the Issuer or other capital stock of the Issuer, or any other securities convertible, exchangeable or exercisable for Common Stock or derivative of Common Stock owned by such person or request the registration for the offer or sale of any of the foregoing (or as to which such person has the right to direct the disposition of) for a period of 60 days after the date of this Agreement, directly or indirectly, except with the prior written consent of the Representative (“Lock-up Agreements”).

(l) The Issuer shall apply the net proceeds of its sale of the Shares as described under the heading “Use of Proceeds” in the Prospectus and the Disclosure Package.

(m) The Issuer shall not invest, or otherwise use the proceeds received by it from the sale of the Shares in such a manner as would require the Issuer or any of its Subsidiaries to, and will take such steps as necessary to ensure that neither the Issuer nor any of its Subsidiaries is required to, register as an investment company under the 1940 Act.

(n) The Issuer will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Issuer, a registrar for the Common Stock.

(o) The Issuer will use its commercially reasonable efforts to do or perform all things required to be done or performed by it prior to the Closing Date to satisfy all conditions precedent to the delivery of the Shares pursuant to this Agreement.

5. COSTS AND EXPENSES.

The Issuer will pay all costs, expenses and fees incident to the performance of the obligations of the Issuer under this Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Issuer; the fees and disbursements of counsel for the Issuer; the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, any Preliminary Prospectus, the Disclosure Package, any Issuer Free Writing Prospectus, the Prospectus, the Underwriters’ Selling Memorandum and the Underwriters’ Invitation Letter, if any, the Supplemental Listing Application, the survey of Blue Sky laws and any supplements or amendments thereto; the preparation, printing and distribution of one or more versions of the Preliminary Prospectus and the Prospectus for distribution in Canada, including the form of the Canadian “wrapper” (including reasonable related fees and expenses of Canadian counsel to the Underwriters); the filing fees of the Commission; the filing fees incident to securing any required review by FINRA of the terms of the sale of the Shares (in an amount not to exceed $10,000); the listing fee of the New York Stock Exchange; the investor presentations on any “road show” undertaken in connection with the marketing of the Shares, including, without limitation, expenses associated with any electronic road show, travel and lodging expenses of the representatives and officers of the Issuer; provided, however, that the Underwriters will pay for 50% of the cost of any aircraft chartered in connection with the road show; and the expenses, including the fees and disbursements of counsel for the Underwriters, incurred in connection with the qualification of the Shares under State securities or Blue Sky laws; provided, that except as provided in this Section 5, the Underwriters shall pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on any resale of the Shares by the Underwriters, any advertising expenses connected with any offers it may make and the transportation and other expenses incurred by the Underwriters on their own behalf in connection with presentations to prospective purchasers of the Shares. Any transfer taxes imposed on the sale of the Shares to the Underwriters by the Issuer pursuant to this Agreement (but not, for the avoidance of doubt, any such taxes imposed on resale of any Shares by the Underwriters) will be paid by the Issuer.

If this Agreement shall not be consummated because the conditions in Section 6 or 7 hereof are not satisfied, or because this Agreement is terminated by the Underwriters pursuant to Section 11(a)(i), (vi) or (vii) hereof, then the Issuer shall reimburse the Underwriters for reasonable out-of-pocket expenses, including all fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing its obligations hereunder; but the Issuer shall not in any event be liable to the Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares.

6. CONDITIONS OF OBLIGATIONS OF THE UNDERWRITERS.

The obligations of the Underwriters to purchase the Shares on the Closing Date are subject to the accuracy, as of the Closing Date, of the representations and warranties of the Issuer contained herein, and to the performance by the Issuer of its covenants and obligations hereunder and to the following additional conditions:

(a) The Prospectus shall have been timely filed with the Commission in accordance with Section 4(a) hereof, and any and all filings required by Rule 424 and Rule 430B of the Rules and Regulations shall have been made, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Underwriters and complied with to its reasonable satisfaction. All material required to be filed by the Issuer pursuant to Rule 433(d) of the Rules and Regulations shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 of the Rules and Regulations. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Issuer, shall be contemplated by the Commission; no stop order suspending or preventing the use of any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or, to the knowledge of the Issuer, shall be contemplated by the Commission; all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction; and no injunction, restraining order, or order of any nature by a federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Shares.

(b) The Underwriters shall have received on the Closing Date an opinion of Gibson, Dunn & Crutcher LLP, counsel for the Issuer, dated the Closing Date and addressed to the Underwriters in the form attached as Exhibit B hereto.

(c) The Underwriters shall have received from Latham & Watkins LLP, counsel for the Underwriters, an opinion dated the Closing Date, in the form satisfactory to the Underwriters, and such counsel shall have received such papers and information as they reasonably request to enable them to pass upon such matters.

(d) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, of KPMG LLP confirming that it is an independent public accountant within the meaning of the Securities Act and the applicable published Rules and Regulations thereunder and stating that, in its opinion, the financial statements and schedules examined by it and included in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain accounting information contained in the Registration Statement, the Prospectus and the Disclosure Package.

(e) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from the Reserve Engineer, containing statements and information ordinarily included in reserve engineers’ “comfort letters” to underwriters with respect to the reserve reports and related information contained in the Registration Statement, the Prospectus and the Disclosure Package.

(f) The Underwriters shall have received on the Closing Date a certificate or certificates of the Issuer’s Chief Executive Officer and Chief Financial Officer to the effect that, as of the Closing Date, each of them severally represents as follows:

(i) The Registration Statement became effective under the Securities Act automatically upon filing with the Commission and no stop order suspending the effectiveness of the Registrations Statement has been issued, and no proceedings for such purpose have been instituted or are, to his knowledge, contemplated by the Commission;

(ii) The representations and warranties of the Issuer contained in Section 1 hereof are true and correct as of the Closing Date;

(iii) The Issuer has complied with all of the covenants and agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date;

(iv) They have carefully examined the Registration Statement and the Prospectus and, in their opinion, as of the effective date of the Registration Statement, the statements contained in the Registration Statement were true and correct, and such Registration Statement and Prospectus did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment; and

(v) Since the respective dates as of which information is given in the Disclosure Package, (1) there has not been any material adverse change or any development involving a prospective change, which has had or is reasonably likely to have a Material Adverse Effect, whether or not arising in the ordinary course of business; (2) neither the Issuer nor any of its Subsidiaries shall have sustained any material loss or interference with its business from fire, explosion, flood, or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Disclosure Package; and (3) there shall not have been any change in the capital stock (other than issuances of capital stock in the ordinary course of business pursuant to the Issuer Stock Plans) or increase in long-term debt of the Issuer or any of the Subsidiaries.

(g) The Issuer shall have furnished to the Underwriters such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Underwriters may reasonably have requested.

(h) The Shares to be issued and sold by the Issuer pursuant to this Agreement shall have been listed, admitted to trading and approved for designation upon notice of issuance on the New York Stock Exchange and satisfactory evidence thereof shall have been provided to the Underwriters.

(i) The Lock-up Agreements shall have been delivered to the Representative and shall be in full force and effect.

The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects reasonably satisfactory to the Underwriters and to Latham & Watkins LLP, counsel for the Underwriters.

If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Underwriter.

In such event, the Issuer and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).

7. CONDITIONS OF THE OBLIGATIONS OF THE ISSUER.

The obligations of the Issuer to sell and deliver the portion of the Shares required to be delivered as and when specified in this Agreement are subject to the conditions that, at the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

8. INDEMNIFICATION.

(a) The Issuer agrees:

(i) to indemnify and hold harmless the Underwriters and their directors, officers, partners, members, employees, agents and each person, if any, who controls the Underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of each of the foregoing (each an “Indemnified Party”), against any losses, claims, expenses, damages or liabilities to which such Indemnified Party may become subject under the Securities Act or otherwise, insofar as such losses, claims, expenses, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (x) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Preliminary Prospectus, the Disclosure Package, the Prospectus or any amendment or supplement thereto, or in any Issuer Free Writing Prospectus not included in the Disclosure Package, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations or any “road show” (as defined in Rule 433 of the Rules and Regulations) not constituting an Issuer Free Writing Prospectus, or (y) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that the Issuer will not be liable to the Underwriters and their directors, officers, partners, members, employees, agents and each person, if any, who controls the Underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of each of the foregoing, in any such case to the extent that any such loss, claim, expense, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement made in, or omission or alleged omission from any of such documents or any road show in reliance upon and in conformity with written information furnished to the Issuer by the Underwriters specifically for use therein, which information is specified in Section 13 below;

(ii) to reimburse each Indemnified Party upon demand for any and all legal or other out-of-pocket expenses reasonably incurred by such Indemnified Party in connection with investigating, settling, compromising, paying or defending any such loss, claim, expense, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares under Section 8(a)(i) above, whether or not such Indemnified Party is a party to any action or proceeding. In the event that it is finally judicially determined that the Underwriters are not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriters will promptly return all sums that had been advanced pursuant hereto; and

(iii) the indemnification agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Issuer may otherwise have.

(b) The Underwriters agree:

(i) to indemnify and hold harmless the Issuer, each of its directors, each of its officers who have signed the Registration Statement and each person, if any, who controls the Issuer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”), against any losses, claims, expenses, damages or liabilities to which such Underwriter Indemnified Party may become subject under the Securities Act or otherwise, insofar as such losses, claims, expenses, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (x) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Preliminary Prospectus, the Disclosure Package, the Prospectus or any amendment or supplement thereto, or in any Issuer Free Writing Prospectus not included in the Disclosure Package or (y) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that the Underwriters will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in such documents in reliance upon and in conformity with written information furnished to the Issuer by the Underwriters specifically for use therein, which information is specified in Section 13 below;

(ii) to reimburse each Underwriter Indemnified Party upon demand for any and all legal or other out-of-pocket expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating, settling, compromising, paying or defending any such loss, claim, expense, damage or liability, action or proceeding under Section 8(b)(i) above, whether or not such Underwriter Indemnified Party is a party to any action or proceeding. In the event that it is finally judicially determined that the Underwriter Indemnified Party was not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriter Indemnified Party will promptly return all sums that had been advanced pursuant hereto; and

(iii) the indemnification agreement set forth in this Section 8(b) shall be in addition to any liabilities that the Underwriters may otherwise have.

(c) In case any proceeding (including any governmental investigation), action or suit shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing. No indemnification provided for in Section 8(a) or (b) shall be available to any party who shall fail to give notice as provided in this Subsection if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a) or (b). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action.

It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to special local counsel) for all such indemnified parties. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding and does not include a statement attributing fault or liability to any indemnified party.

(d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under Section 8(a), (b) or (c) above in respect of any losses, claims, expenses, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, expenses, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Issuer on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Issuer on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, expenses, damages or liabilities, (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Issuer on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Issuer (as set forth in the first paragraph of the cover page of the Prospectus) bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Issuer and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Subsection were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Subsection. The amount paid or payable by an indemnified party as a result of the losses, claims, expenses, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Subsection shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Subsection, (i) the Underwriters shall not be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by the Underwriters and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) Any losses, claims, expenses, damages or liabilities for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, expenses, damages or liabilities are incurred. The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Issuer set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Underwriters or any person controlling the Underwriters, the Issuer, its directors or officers or any persons controlling the Issuer, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to the Underwriters, or to the Issuer, its directors or officers, or any person controlling the Issuer, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

9. DEFAULT BY UNDERWRITERS.

If on the Closing Date any Underwriter shall fail to purchase and pay for the portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Issuer), you, as the Representative of the Underwriters, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Issuer such amounts as may be agreed upon and upon the terms set forth herein, the Shares, which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours you, as such Representative, shall not have procured such other Underwriters, or any others, to purchase the Shares, agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of shares with respect to which such default shall occur does not exceed 10% of the Shares, covered hereby, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Shares which they are obligated to purchase hereunder, to purchase the Shares which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of Shares with respect to which such default shall occur exceeds 10% of the Shares covered hereby, the Issuer or you as the Representative of the Underwriters will have the right to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Issuer except to the extent provided in Section 8 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 9, the Closing Date may be postponed for such period, not exceeding seven days, as you, as Representative, may determine in order that the required changes in the Registration Statement or in the Prospectus or in any other documents or arrangements may be effected. The term “Underwriter” includes any person substituted for a defaulting Underwriter. Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

10. NOTICES.

All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, or faxed (and promptly confirmed in writing via mail or delivery) as follows:

if to the Underwriters, to:	BMO Capital Markets Corp.
3 Times Square
New York, New York 10036
	Attention:	Legal Department

with a copy to (which shall not constitute notice):

Latham & Watkins LLP
811 Main St., Suite 3700
Houston, Texas 77002
	Attention:	Sean T. Wheeler
Fax: (713) 546-5401

if to the Issuer to:	Matador Resources Company
One Lincoln Centre 5400 LBJ Freeway, Suite 1500
Dallas, Texas 75240
	Attention:	Joseph Wm. Foran
Chief Executive Officer
Fax: (972) 371-5201

with a copy to (which shall not constitute notice):

Gibson, Dunn & Crutcher LLP 2100 McKinney Avenue
Dallas, Texas 75201
	Attention:	Douglass M. Rayburn
Fax: (214) 571-2948

11. TERMINATION. This Agreement may be terminated:

(a) by you at any time prior to the Closing Date if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or any development involving a prospective change, which in the absolute discretion of the Underwriters, has had, or is reasonably likely to have, a Material Adverse Effect, (ii) any outbreak, attack, or escalation of hostilities or declaration of war, national emergency, act of terrorism or other national or international calamity or crisis or change in economic, financial or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States or Canada would, in the absolute discretion of the Underwriters make it impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, (iii) suspension of trading in securities generally on the New York Stock Exchange or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on such exchange, (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects or may materially and adversely affect the business or operations of the Issuer, (v) declaration of a banking moratorium by United States or New York State authorities, (vi) any downgrading, or placement on any watch list for possible downgrading, in the rating of the Issuer’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Exchange Act), (vii) the suspension of trading of the Issuer’s Common Stock by the New York Stock Exchange, the Commission, or any other governmental authority, or (viii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the securities markets in the United States; or

(b) as provided in Sections 6 and 7 of this Agreement.

12. SUCCESSORS.

This Agreement has been and is made solely for the benefit of the Issuer and the Underwriters and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Shares from the Underwriters shall be deemed a successor or assign merely because of such purchase.

13. INFORMATION PROVIDED BY UNDERWRITERS.

The Issuer and the Underwriters acknowledge and agree that the only information furnished or to be furnished by the Underwriters to the Issuer for inclusion in any Preliminary Prospectus, Prospectus, Issuer Free Writing Prospectus or the Registration Statement consists of (a) the statement regarding delivery of shares by the Underwriters set forth on the cover page of, and (b) the third, thirteenth and fourteenth paragraphs under the caption “Underwriting” in the Prospectus.

14. RESEARCH INDEPENDENCE.

In addition, the Issuer acknowledges that the Underwriters’ research analysts and research department is required to be independent from its investment banking division and is subject to certain regulations and internal policies, and that the Underwriters’ research analysts may hold and make statements or investment recommendations and/or publish research reports with respect to the Issuer and/or the offering that differ from the views of its investment bankers. The Issuer hereby waives and releases, to the fullest extent permitted by law, any claims that the Issuer may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by its independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Issuer by the Underwriters’ investment banking division. The Issuer acknowledges that the Underwriters are full service securities firms and as such from time to time, subject to applicable securities laws, may effect transactions for their own account or the account of their customers and hold long or short position in debt or equity securities of the companies which may be the subject to the transactions contemplated by this Agreement.

15. NO FIDUCIARY DUTY.

Notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters, the Issuer acknowledges and agrees that:

(a) nothing herein shall create a fiduciary or agency relationship between the Issuer and the Underwriters;

(b) the Underwriters are not acting as an advisor, expert or otherwise, to the Issuer in connection with this offering, sale of the Shares or any other services the Underwriters may be deemed to be providing hereunder, including, without limitation, with respect to the public offering price of the Shares;

(c) the relationship between the Issuer and the Underwriters is entirely and solely commercial, based on arms-length negotiations;

(d) any duties and obligations that the Underwriters may have to the Issuer shall be limited to those duties and obligations specifically stated herein; and

(e) notwithstanding anything in this Underwriting Agreement to the contrary, the Issuer acknowledges that the Underwriters may have financial interests in the success of the offering that are not limited to the difference between the price to the public and the purchase price paid to the Issuer by the Underwriters for the shares and the Underwriters have no obligation to disclose, or account to the Issuer for, any of such additional financial interests.

The Issuer hereby waives and releases, to the fullest extent permitted by law, any claims that the Issuer may have against the Underwriters with respect to any breach or alleged breach of fiduciary duty.

16. MISCELLANEOUS.

The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of the Underwriters or controlling person thereof, or by or on behalf of the Issuer or its directors or officers and (c) delivery of and payment for the Shares under this Agreement.

For purposes of this Agreement, “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies its clients, including the Issuer, which information may include the name and address of its clients, as well as other information that will allow the Underwriters to properly identify their clients.

This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

THE ISSUER AND THE UNDERWRITERS EACH WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY OR ON BEHALF OF ANY PARTY WITH RESPECT TO ANY MATTER WHATSOEVER RELATING TO OR ARISING OUT OF THE TERMS OF THIS AGREEMENT AND THE OFFERING CONTEMPLATED HEREBY.

This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

This Agreement may only be amended or modified in writing, signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

[remainder of page intentionally blank]

If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Issuer and the Underwriters in accordance with its terms.

Very truly yours,

MATADOR RESOURCES COMPANY

By:	/s/ Craig N. Adams
Craig N. Adams
Executive Vice President – Land, Legal and Administration

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed

and accepted as of the date first above written.

BMO CAPITAL MARKETS CORP.

Acting on behalf of itself

and as the Representative of

the several Underwriters

By:	BMO CAPITAL MARKETS CORP.

By:	/s/ Michael Cippoletti
Name:	Michael Cippoletti
Title:	MD & Global Head of Equity Capital Markets

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Number of Shares to be Purchased
BMO Capital Markets Corp.	7,200,000
Scotia Capital (USA) Inc.	800,000
Total	8,000,000

SCHEDULE II

LIST OF PERSONS SUBJECT TO LOCK-UP

Joseph Wm. Foran

Reynald A. Baribault

R. Gaines Baty

Craig T. Burkert

William M. Byerley

Julia P. Forrester

Steven W. Ohnimus

David M. Posner

Kenneth L. Stewart

George M. Yates

Craig N. Adams

Billy E. Goodwin

Matthew V. Hairford

G. Gregg Krug

David E. Lancaster

Robert T. Macalik

Bradley M. Robinson

Van H. Singleton, II

SCHEDULE III

Schedule of Issuer Free Writing Prospectuses included in the Disclosure Package:

None.

SCHEDULE IV

Information Included in the Disclosure Package

1.	Public Offering Price: Variable price offering

2.	Number of Shares offered: 8,000,000

EXHIBIT A

LIST OF SUBSIDIARIES

•	Black River Water Management Company, LLC

•	Delaware Water Management Company, LLC

•	DLK Black River Midstream, LLC

•	Fulcrum Delaware Water Resources, LLC

•	Longwood Gathering and Disposal Systems GP, Inc.

•	Longwood Gathering and Disposal Systems, LP

•	Longwood Midstream Delaware, LLC

•	Longwood Midstream Holdings, LLC

•	Longwood Midstream Southeast, LLC

•	Longwood Midstream South Texas, LLC

•	Longwood RB Pipeline, LLC

•	Longwood Wolf Pipeline, LLC

•	Matador Production Company

•	MRC Delaware Resources, LLC

•	MRC Energy Company

•	MRC Energy Southeast Company, LLC

•	MRC Energy South Texas Company, LLC

•	MRC Permian Company

•	MRC Permian LKE Company, LLC

•	MRC Rockies Company

•	San Mateo Midstream, LLC

•	Southeast Water Management Company, LLC

A-1

EXHIBIT B

FORM OF LEGAL OPINION OF GIBSON, DUNN & CRUTCHER LLP

1. The Company is a validly existing corporation in good standing under the laws of the State of Texas.

2. Each subsidiary listed on Annex A (a “Subsidiary”) is a validly existing corporation, limited liability company or limited partnership in good standing under the laws of the State of Texas.

3. The Company has an authorized capitalization as set forth in the Prospectus. The Shares have been duly authorized and, when issued and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable. The issuance of the Shares is not subject to any preemptive rights under the Amended and Restated Certificate of Formation (the “Certificate of Formation”) or the Amended and Restated Bylaws (the “Bylaws”) of the Company.

4. The Company has all requisite corporate power to execute and deliver the Underwriting Agreement and to perform its obligations thereunder. The execution and delivery by the Company of the Underwriting Agreement and the performance of its obligations thereunder have been duly authorized by all necessary corporate action. The Underwriting Agreement has been duly executed and delivered by the Company.

5. The execution and delivery by the Company of the Underwriting Agreement, the performance of its obligations thereunder, and the issuance by the Company of the Shares to the Underwriters:

(i)	do not and will not violate the Certificate of Formation or Bylaws of the Company;

(ii)	based solely upon review of such agreements, do not and will not result in a breach of or default under any agreement to which the Company is a party that is identified to us in a certificate of the Company as being material to the Company and its subsidiaries taken as a whole, which agreements are listed on Annex B; and

(iii)

do not and will not (A) violate, or require any filing with or approval of any governmental authority or regulatory body of the State of New York or Texas or the United States of America under, any law, rule or regulation of the State of New York or Texas or the United States of America applicable to the Company that, in our experience, is generally applicable to transactions in the nature of those contemplated by the Underwriting Agreement or (B) require any filing with or approval of any governmental authority or regulatory body of the United States of America under the Securities Act of 1933, as amended (the “Securities Act”), except for such filings or approvals as already have been made or obtained.

6. Insofar as the statements in the Prospectus under the caption “Description of Common Stock” and “Underwriting” purport to summarize the documents referred to therein, such statements fairly present in all material respects the information required to be disclosed under the Securities Act and the rules and regulations of the commission relating to registration statements on Form S-3 and prospectuses.

7. Insofar as the statements in the Prospectus under the caption “Material United States Federal Income Tax Considerations for Non-U.S. Holders” purport to summarize matters of United States federal tax law and regulations, such statements are accurate in all material respects, subject to the limitations, qualifications and assumptions set forth therein.

8. The Company is not and, after giving effect to the sale of the Shares and the use of proceeds therefrom as described in the Prospectus, will not be an “investment company” that is required to be registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”). For purposes of this paragraph 8, the term “investment company” has the meanings ascribed to such term in the Investment Company Act.

FORM OF NEGATIVE ASSURANCE OF GIBSON, DUNN & CRUTCHER LLP

We have participated in conferences with officers and other representatives of the Company, representatives of the independent auditors and independent petroleum engineer of the Company and your representatives and counsel at which the contents of the Registration Statement, the General Disclosure Package and the Prospectus and related matters were discussed. Because the purpose of our professional engagement was not to establish or confirm factual matters and because we did not independently undertake to verify the accuracy, completeness or fairness of the statements set forth in the Registration Statement, the General Disclosure Package or the Prospectus, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the General Disclosure Package or the Prospectus except insofar as such statements specifically relate to us or as specifically addressed in paragraphs 6 and 7 of our legal opinion addressed to you of even date herewith. Our identification of information as constituting the General Disclosure Package is for the limited purpose of making the statements set forth in this letter. We express no opinion or belief as to the conveyance of the General Disclosure Package or the Prospectus or the information contained therein to investors generally or to any particular investors at any particular time or in any particular manner.

On the basis of the foregoing, and except for (1) the financial statements and schedules and other information of an accounting or financial nature included or incorporated by reference therein, and (2) the summary reserve report of the independent petroleum engineer and any information derived therefrom, as to all of which we express no opinion or belief, no facts have come to our attention that led us to believe: (a) that the Registration Statement, at the time it became effective, or the Prospectus, as of the date of the Final Prospectus Supplement, were not appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder; or (b)(i) that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) that the General Disclosure Package, at the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) that the Prospectus, as of its date or as of the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

We assume no obligation to revise or supplement this letter in the event of any changes in law or fact arising after the date hereof. The statements made in this letter are solely for your benefit in connection with the transactions contemplated by the Underwriting Agreement and are not to be used for any other purpose or circulated, quoted or otherwise referred to without, in each case, our written permission.

EXHIBIT C

FORM OF LOCK-UP AGREEMENT

October 4, 2017

BMO CAPITAL MARKETS CORP.

As Representative of the Several Underwriters

3 Times Square

New York, New York

10036

Ladies and Gentlemen:

This letter is being delivered to you as representative (the “Representative”) of the several Underwriters (the “Underwriters”) in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), between Matador Resources Company (the “Issuer”) and the Representative, relating to an underwritten public offering of the Issuer’s common stock, $0.01 par value (the “Common Stock”).

In order to induce the Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of the Representative, offer, sell, contract to sell or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any Common Stock of the Issuer or any securities convertible into, or exercisable or exchangeable for such Common Stock (collectively, “Securities”), or publicly announce an intention to effect any such transaction, for a period of 60 days after the date of the Underwriting Agreement.

Notwithstanding the foregoing, the undersigned shall be permitted to (i) transfer Securities as a bona fide gift, (ii) transfer Securities to family members or a trust established for the benefit of family members, (iii) transfer Securities to entities where the undersigned is the sole beneficial owner of all Securities held by such entities, (iv) receive Securities upon the exercise of an option or warrant or in connection with the vesting of restricted stock or restricted stock units, and any Securities issued upon any such exercise or vesting shall be subject to the

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restrictions contained in this agreement, (v) transfer Securities to the Issuer in a transaction exempt from Section 16(b) of the Exchange Act solely in connection with the payment of taxes due in connection with any exercise or vesting of Securities; provided, however, that in any such case described in clauses (i) through (v) it shall be a pre-condition to such transfer that the transferee or donee executes and delivers to the Representative a lock-up agreement in form and substance satisfactory to the Underwriters and (vi) transfer Securities pursuant to the terms of any pledge or collateral agreement existing on the date hereof.

If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

Yours very truly,

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